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                                                                    EXHIBIT 21.1





                           SUBSIDIARIES OF REGISTRANT



SUBSIDIARY                                   JURISDICTION OF INCORPORATION

FlowMole Export Sales Corporation            Washington
FlowMole Limited                             United Kingdom
UTILX International Product Sales, Inc.      Barbados, West Indies